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                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 18, 1997, in this Registration Statement (Form N-1A No. 33-36766) of the PaineWebber Municipal Money Market Series (comprising the PaineWebber RMA New Jersey Municipal Money Market Fund).


                                  /s/ Ernst & Young LLP
                                      ERNST & YOUNG LLP


New York, New York
August 25, 1997